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                                                                    Exhibit 99.2

                            STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated December 20, 2002, by and between SOFTBANK Holdings Inc., a Delaware corporation (the "Company") and TRIAX HOLDINGS LTD., a Bahamian Company (the "Purchaser").

      WHEREAS, the Company wishes to sell to the Purchaser and the Purchaser wishes to purchase from the Company, shares of Key3Media Group, Inc.'s common stock, par value $.01 per share (the "Key3Media Stock").

      NOW, THEREFORE, in consideration of the agreements and obligations contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                                   TRANSACTION

1.1 Purchase and Sale of Key3Media Stock. The Company shall sell to the Purchaser and the Purchaser shall purchase from the Company 322 shares of Key3Media Stock (the "Key3Media Shares") for an aggregate price of $1.00 (the "Purchase Price").

      (a) At the closing of the transactions contemplated by Section 2.2 of this Agreement (the "Closing"), (i) the Purchaser shall pay the Purchase Price to the Company in United States currency in cash or by certified cashier's check and
(ii) the Company shall deliver to the Purchaser stock powers duly executed in blank or duly executed instruments of transfer. Within three (3) Business Days of the Closing Date or as soon as practicable thereafter, the Company shall deliver to the Purchaser the certificate or certificates representing the Key3Media Shares.

      (b) The Purchaser acknowledges that shares of Key3Media Stock bear one or more restrictive legends, including a legend in substantially the following form:

            "The shares represented by this certificate are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered, sold or otherwise transferred, pledged or hypothecated except in a transaction registered under the Securities Act or in a transaction exempt from such registration."

1.2 Closing Date. The Closing shall take place at the offices of Testa, Hurwitz & Thibeault, LLP, at 10:00 a.m., Boston, Massachusetts time (or as soon thereafter as practicable), on December 20, 2002, or at such other time, place and date that the Company and the Purchaser may agree (the "Closing Date").

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as follows:

2.1 Authority. The Company has full legal right, power and authority to enter into this Agreement, transfer the Key3Media Shares to the Purchaser in accordance with this Agreement and to perform its other obligations hereunder, without the need for the consent of any other person. This Agreement has
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been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or otherwise, decisions or equitable principles now or hereafter in effect relating to or affecting creditors' rights or debtors' obligations generally.

2.2 Title to the Key3Media Stock. The Company is the sole record and beneficial owner of the Key3Media Shares. The Company owns the Key3Media Shares free and clear of any liens, restrictions, security interests, encumbrances or claims or judgment or decree of any court or government agency. Upon delivery to the Purchaser at the Closing of certificates representing the Key3Media Shares in accordance herewith, the Purchaser will acquire good and valid title to the Key3Media Shares, free and clear of all liens, claims, security interests, pledges, charges, equities, options, restrictions and encumbrances of whatsoever nature, except as may arise in respect of the Purchaser under applicable securities laws and regulations.

2.3 No Broker. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from the Purchaser in connection with the purchase of Key3Media Shares by the Purchaser under this Agreement based upon arrangements made by or on behalf of the Company.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company that:

3.1 Authority. The Purchaser has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby to be consummated by the Purchaser, without the need for the consent of any other person. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

3.2 Acquisition of Key3Media Stock for Investment. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Key3Media Shares hereunder.

      (a) The Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

      (b) The Purchaser is acquiring the Key3Media Shares for investment and not with a view toward resale in connection with any distribution thereof in violation of any federal or state securities or "blue sky" laws, or with the present intention of distributing or selling such Key3Media Shares in violation of any federal or state securities or "blue sky" law.

      (c) The Purchaser hereby acknowledges that it has had opportunity to review all public filings and publicly available information of Key3Media Group, Inc. and further acknowledges that it has not received or relied upon any information regarding Key3Media Group, Inc. from the Company with respect to Purchaser's purchase of the Key3Media Shares.
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      (d) The Purchaser understands and agrees that the Key3Media Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act or pursuant to an exemption there from; provided,however, that, if the Purchaser relies on an exemption from the Securities Act other than the exemptions provided by Rule 144 and Rule 144A, the Purchaser shall deliver a customary opinion of counsel reasonably satisfactory to the Key3Media Group, Inc., to the effect that such transfer is in compliance with the Securities Act.

3.3 No Broker. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the purchase of Key3Media Shares by the Purchaser under this Agreement based upon arrangements made by or on behalf of the Purchaser.

                                   ARTICLE IV

                                    COVENANTS

4.1 Proxy. In the event the certificate or certificates representing the Key3Media Shares are not delivered to the Purchaser as provided in Section 1.1(a), the Company hereby agrees that it will deliver a proxy transferring all voting rights of the Key3Media Shares to the Purchaser.

4.2 Indemnification. The Company agrees to indemnify and hold harmless the Purchaser from and against any liability under, arising out of or relating to this Agreement, the transactions contemplated hereby or thereby or in connection herewith or therewith, except to the extent such liability shall result from any act or omission on the part of the Purchaser or arising in connection with any breach of the terms of this Agreement by the Purchaser.

4.3 Standstill Agreement. The Purchaser hereby agrees that it shall not sell or dispose of theKey3Media Shares during the period beginning on the Closing Date and ending on the first anniversary of the Closing Date.

4.4 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                                    ARTICLE V

                                  MISCELLANEOUS

5.1 Survival of Representations and Warranties. All of the representations, warranties and indemnities made herein shall survive the execution and delivery of this Agreement.

5.2 Amendments and Waivers. The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Purchaser.

5.3 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties in accordance with the provisions of this Section:
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         If to the Company, to:

                  SOFTBANK Holdings Inc.
                  300 Delaware Avenue, Suite 1226
                  Wilmington, Delaware 19801
                  Telecopy:
                  Attention:  Francis B. Jacobs

         With a copy to:

                  Testa, Hurwitz & Thibeault, LLP
                  125 High Street
                  Boston, MA 02110
                  Telecopy:  617/248-7100
                  Attention:  Michael Collins

         If to the Purchaser, to:

                  Triax Holdings Ltd.
                  Charlotte House, Charlotte Street
                  P.O. Box N 9204
                  Nassau, Bahamas

                  Fax: 242 323 7918
                  Attention: Deirdre M. McCoy

         With a copy to:

                  [Name]
                  [Address]
                  Telecopy:
                  Attention:  __________, Esq.


All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next business day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.

5.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns of each party; provided however that neither the Company, on the one hand, nor the Purchaser, on the other hand, shall assign or delegate any of the rights or obligations created under this Agreement without the prior written consent of the other party; provided further that, the Purchaser may assign any of their rights under this Agreement, but not any of their obligations hereunder, to any Affiliate of the Purchaser without the Company's consent.

5.5 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and nothing herein, express or implied, is
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intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever or by reason of this Agreement.

5.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

5.7 Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

5.8 Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of law principles thereof).

5.10 Remedies, Specific Performance. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

5.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

5.12 Consent to Jurisdiction Waiver of Jury. Each party to this Agreement hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in any federal court of the District of Massachusetts or any state court located in the Commonwealth of Massachusetts, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waive any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such court. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of
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copies thereof by registered or certified mail, postage prepaid, to the address set forth or provided for in Section 5.3 of this Agreement, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. Each of the parties hereby irrevocably waives trial by jury in any action, suit or proceeding, whether at law or equity, brought by any of them in connection with this Agreement or the transactions contemplated hereby.

5.13 No Inconsistent Agreements. The Company will not hereafter enter into any agreement that is inconsistent with the rights granted to the Purchaser in this Agreement.

5.14 Construction. The parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its, his or her legal counsel and that this Agreement shall be construed as if jointly drafted by the Company and the Purchaser.

5.15 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meaning indicated:

      "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

      "Business Day" means any day other that a Saturday, Sunday or other day on which commercial banks in the Commonwealth of Massachusetts are authorized or required by law or executive order to close.

      "Commission" means the United States Securities and Exchange Commission.

      "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

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         IN WITNESS WHEREOF, the parties have executed this Stock Purchase
Agreement as of the date first above written.

                                             SOFTBANK Holdings Inc.


                                             By: /s/ Francis B. Jacobs
                                                 ---------------------
                                             Name: Francis B. Jacobs
                                             Title: Vice President

                                             TRIAX HOLDINGS LTD.
                                             [PURCHASER]

                                             By: /s/ Deirdre M. McCoy
                                                 --------------------
                                             Name: Deirdre M. McCoy
                                             Title: Director